Exhibit 5.2

609 Main Street Houston, TX 77002 United States
+1 713 836 3600	Facsimile: + 1 713 836 3601

www.kirkland.com

January 16, 2024

Aeries Technology, Inc.
60 Paya Lebar Road, #08-13
Paya Lebar Square
Singapore 409051

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special counsel to Aeries Technology, Inc., a Cayman Islands exempted company (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), on a Registration Statement on Form S-1 (File No. 333-276173) (the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “Commission”) on December 20, 2023.

The Registration Statement relates to the issuance by the Company and the resale from time to time by the selling securityholders named in the prospectus contained in the Registration Statement and any supplement thereto or their permitted transferees (the “Selling Securityholders”) of:

(a) up to 31,901,380 shares of the Company’s Class A ordinary shares, par value $0.0001 (“Class A ordinary shares”), pursuant to certain Exchange Agreements; and

(b) an aggregate of up to 21,027,801 Class A ordinary shares issuable upon the exercise of:

(i) up to 11,499,991 redeemable warrants (“Public Warrants”) to purchase Class A ordinary shares that were issued by Worldwide Webb Acquisition Corp. (“WWAC”); and

(ii) up to 9,527,810 redeemable warrants (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”) to purchase Class A ordinary shares originally issued to Worldwide Webb Acquisition Sponsor, LLC, a Cayman Islands limited liability company (“Sponsor”).

The Registration Statement also relates to the resale from time to time by the Selling Securityholders of:

(a)	up to 9,527,810 Private Placement Warrants; and

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Aeries Technology, Inc.

January 16, 2024

(b)	an aggregate of up to 13,485,870 Class A ordinary shares consisting of:

(i) up to 1,500,000 Class A ordinary shares originally issued to the Sponsor in a private placement prior to the consummation of WWAC’s initial public offering (the “IPO”);

(ii) up to 1,250,000 Class A ordinary shares purchased by certain anchor investors in connection with the IPO from the Sponsor;

(iii) up to 1,024,335 Class A ordinary shares issued to certain third parties for entering into certain non-redemption agreements, dated on and around March 31, 2023 and November 3, 2023;

(iv) up to 3,711,667 Class A ordinary shares issued to certain investors in a private placement pursuant to certain subscription agreements, dated on and around November 5, 2023 and November 6, 2023;

(v) up to 5,638,530 Class A ordinary shares issued to Innovo Consultancy DMCC, a company incorporated in Dubai, United Arab Emirates pursuant to the Business Combination Agreement, dated as of March 11, 2023 by and among WWAC, WWAC Amalgamation Sub Pte. Ltd., a Singapore private company limited by shares, and Aark Singapore Pte. Ltd., a Singapore private company limited by shares; and

(vi) up to 361,338 Class A ordinary shares to certain vendors and third parties in lieu of cash as consideration for expenses incurred in connection with the Business Combination (as defined in the Registration Statement).

The Company issued the Warrants pursuant to a Warrant Agreement, dated October 19, 2021, by and between WWAC and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agreement”).

For purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the corporate and organizational documents of the Company, including the Company’s Amended & Restated Memorandum and Articles of Association, (ii) resolutions of the Company with respect to the issuance and registration of the securities that the Registration Statement relates to (the “Securities”), (iii) the Registration Statement and the exhibits thereto and (iv) the Warrant Agreement, including the form of Warrant set forth therein.

Aeries Technology, Inc.

January 16, 2024

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Private Placement Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of New York.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the internal law of New York. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Securities.

Aeries Technology, Inc.

January 16, 2024

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof, and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the present laws of the State of New York be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP